UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2006

Sirna Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27914	34-1697351
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

185 Berry Street, Suite 6504
San Francisco, California 94107
(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 512-7624

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On February 7, 2006, Sirna Therapeutics, Inc. (the “Company”) issued a press release announcing the appointment of Gregory Weaver, age 49, as the Company’s Senior Vice President and Chief Financial Officer effective as of February 13, 2006.

In connection with the appointment, on February 4, 2006, the Company entered into a letter employment agreement with Mr. Weaver effective as of February 13, 2006 (the “Letter Agreement”). The Letter Agreement sets forth the terms of Mr. Weaver’s employment with the Company including his: (i) receiving an annual salary of $295,000; (ii) receiving a one-time signing bonus of $10,000 on his start date, with two retention bonus payments of $10,000 each to be paid upon his six (6) month and twelve (12) month anniversary of his start date; (iii) participating in the company-wide bonus plan with an initial target of 25% of his annual salary; (iv) receiving an option to purchase 300,000 shares of the Company’s common stock, subject to a four-year vesting schedule; (v) participating in the Company’s health, insurance and employee benefit plans; (vi) the acceleration of up to nine months of vesting of his option pursuant to his termination without cause; (vii) the acceleration of up to fifty percent of his unvested option or the continued vesting of his option for twelve months in connection with his termination following a change of control of the Company and (viii) the reimbursement of certain moving expenses. The Letter Agreement will continue to govern the terms of Mr. Weaver’s employment with the Company, while he serves as Senior Vice President and Chief Financial Officer. The foregoing summary of the material terms of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, which will be filed as an exhibit to the Company’s annual report on Form 10-K for Fiscal Year ending December 31, 2005.

There are no familial relationships between Mr. Weaver and any other director or executive officer of the Company. Other than the Letter Agreement, during the last two years, there have been no transactions between Mr. Weaver or any member of his immediate family and the Company in which the amount involved exceeded $60,000.

Prior to his appointment, Mr. Weaver served as the Chief Financial Officer and Secretary of Nastech Pharmaceutical Company since 2002. Prior to that, he served as the Chief Financial Officer at ILEX Oncology from 1999 to 2002. None of the companies Mr. Weaver previously served are a parent, subsidiary or affiliate of the Company. Mr. Weaver received his B.S. degree from Trinity University in San Antonio, Texas and his M.B.A. from the Boston College Graduate School of Management. Mr. Weaver is a Certified Public Accountant.

A copy of the press release issued by the Company on Tuesday, February 7, 2006, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1	Press Release issued by the Company on February 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2006

SIRNA THERAPEUTICS, INC. (Registrant)

By:	/s/ Howard W. Robin
Name:	Howard W. Robin
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by Sirna Therapeutics, Inc. on February 7, 2006.